Exhibit 23
Woodward Governor Company
Consents of Independent Accountants

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Forms S-8 Numbers 333-10409, 333-66422, and 333-821302 of Woodward Governor Company of our report dated October 31, 2003 relating to the financial statements, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated October 31, 2003 relating to the financial statement schedule, which appears in this Form 10-K.

PricewaterhouseCoopers LLP
Chicago, Illinois
December 5, 2003